BDO Dunwoody LLP Chartered Accountants	600 Cathedral Place 925 West Georgia Street Vancouver, BC, Canada V6C 3L2 Telephone: (604) 688-5421 Telefax: (604) 688-5132 E-mail: vancouver@bdo.ca www.bdo.ca

Consent of Independent Registered Public Accounting Firm

Minera Andes Inc.

Spokane, Washington

We hereby consent to the incorporation by reference in the accompanying Registration Statement on Form S-8 of Minera Andes Inc., of our report dated March 11, 2006 relating to the December 31, 2005 consolidated financial statements of Minera Andes Inc.

/s/ BDO Dunwoody LLP

Chartered Accountants

Vancouver, Canada

June 30, 2006